Exhibit 99.1

TargitInteractive
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                                     Your Interactive Marketing Service Provider



August 14th, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

         Re: Statement under Oath relating to Exchange Act filings Targitinteractive, Inc.

Enclosed you will find an original of the Statement under Oath relating to Exchange Act filings signed by James D. Baker, President and Principal Executive Officer of Targitinteractive, Inc..

Targitinteractive, Inc.'s form 10Q for the second quarter of 2002 will be filed with the Commission on/or before August 20th, 2002.


Very Truly Yours,


Noel J. Guillama
Senior Vice President


              902 Clint Moore Road Suit 114, Boca Raton, FL 33487
                     Office: 561.989.9551, Fax 561.997.8284
                       Website: www.targitintractive.com


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               STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
       REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS




I, James D. Baker, President and Principal Executive Officer of
Targitinteractive, Inc. state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports (as defined below) of Targitinteractive, Inc. and, except as corrected or supplemented in a subsequent covered report:

               o No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

               o No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with Targitinteractive, Inc.'s Audit Committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

               o 2001 Annual Report on Form 10-K of Targitinteractive, Inc. filed with the Commission;

               o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Targitinteractive, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

               o    any amendments to any of the foregoing.



/s/ James D. Baker                                   Subscribed and sworn to
--------------------------------                     before me this 14th day of
James D. Baker                                       August, 2002
Principal Executive Officer                          /s/ ____________________
Targitinteractive, Inc.                              Notary Public
August 7th, 2002                                     My Commission Expires: